United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

January 5, 2009

PROSPERO GROUP
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-50429 (Commission File Number)	33-1059313 (I.R.S. Employer Identification No.)
575 Madison Avenue, 10th Floor, New York, New York (Address of principal executive offices)		10022-2511 (Zip Code)

Registrant’s telephone number, including area code  (239) 243 0782

Prospero Minerals Corp.

8.01 Other Events – Name Change and new symbol

The application for the Company name change from Prospero Minerals Corp. to Prospero Group., which was passed on November 8th 2008 by a majority of 80% of the shareholdings has been filed through a Certificate of Amendment with Nevada Agency and Trust Company for the State of Nevada. Please be advised that NASDAQ has received the necessary documentation to process the name change and reverse split for Prospero Minerals Corp to Prospero Group and that Prospero Group Board Members were notified that this corporate action will take effect at the open of business 1/5/2009.  The new symbol on this date will be PRPG.

The Reverse Share Split enables the Company to complete acquisitions of other technologies that will enhance the profitability of the Company through contracts already negoitiated for the sale of Alternative Power and Potable Water.

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“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995Certain statements contained herein constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained herein contains “forward-looking statements” that can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “up to,” “approximately,” “likely,” or “anticipates” or the negative thereof or given that the future results covered by such forward-looking statements will be achieved.  Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

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Pursuant to the requirements of the Securities Exchange Act of 1934, Prospero Group has caused this report to be signed on its behalf by the undersigned duly authorized person.

PROSPERO GROUP

Dated : January 5, 2009                                    By: /s/ Hubert L. Pinder

                                                                                 Hubert L. Pinder - CFO